Exhibit 10.2

GUARANTY AND PLEDGE AGREEMENT

GUARANTY AND PLEDGE AGREEMENT dated as of July 25, 2014 (as amended, amended and restated, modified or supplemented from time to time, this “Agreement”) made by CAESARS ENTERTAINMENT CORPORATION, a Delaware corporation (“Holdings”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Agent”) for the lenders (the “Lenders”) parties to the Third Amended and Restated Credit Agreement, dated as of July 25, 2014 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, the Agent, and the other parties named therein.

W I T N E S S E T H :

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that Holdings shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Secured Parties; and

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Consenting Lenders (as defined in the Amendment Agreement) to enter into the Amendment Agreement, Holdings hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Agreement”: this Guaranty and Pledge Agreement, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Representative”: the Agent; provided that from and after the effectiveness of a Holdco Intercreditor Agreement, the “Applicable Representative” shall have the meaning ascribed thereto in the Holdco Intercreditor Agreement.

“Authorized Representative”: (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized representative of any Guaranteed Party under any Other Holdco Guaranteed Agreement designated as “Authorized Representative” for any Guaranteed Party in an Other Holdco Guaranty Party Consent delivered to the Agent.

“Claim Amount”: an amount equal to 100% of the unpaid amount of the outstanding Holdco Guaranteed Obligations owing to the Guaranteed Parties after the exhaustion of all Remedies and receipt of all consideration from the Borrower and its subsidiaries on account of the Holdco Guaranteed Obligations in connection therewith (it being understood that, in the event of a chapter 11 case, the consideration received with respect to any Guaranteed Party will be deemed to be that determined or ascribed in the plan of reorganization in respect of such Guaranteed Party on the effective date of such plan).

“Collateral”: the Pledged Equity and all Proceeds thereof.

“Credit Agreement Loan Documents”: the Loan Documents other than the Other Holdco Guaranteed Agreements.

“Credit Agreement Holdco Secured Parties”: each Lender with an outstanding Holdco Guaranteed Loan and the Agent.

“Gaming Authorities”: in any jurisdiction in which the Borrower or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after the date hereof have, jurisdiction over the gaming activities at the property or any successor to such authority or (b) is, or may at any time after the date hereof be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws”: all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming business or activities of the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Guaranteed Amount”: (a) with respect to the Holdco Guaranteed Loans in effect on Amendment Effective Date, 100% of the principal amount of such Holdco Guaranteed Loans; (b) with respect to Holdco Guaranteed Loans constituting Incremental Term Loans incurred or guaranteed after the Amendment Effective Date, the applicable amount specified in the Incremental Assumption Agreement with respect thereto; and (c) with respect to any Holdco Guaranteed Other Obligations, the applicable amount specified in the Other Holdco Guaranteed Agreement with respect thereto.

“Guaranteed Parties”: (a) the Credit Agreement Holdco Secured Parties, (b) the Other Holdco Guaranteed Parties, (c) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Swap Agreement Obligations, and (d) the successors and permitted assigns of each of the foregoing.

“Governmental Authority”: any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Holdco Event of Default”: failure by Holdings to make any payment required hereunder, and such failure shall continue unremedied for a period of five Business Days. For the avoidance of doubt, any Default or Event of Default under any Loan Document shall not constitute a Holdco Event of Default hereunder, and a Holdco Event of Default shall arise hereunder only upon the occurrence of any event specified in the preceding sentence.

“Holdco Guaranteed Loan Document Obligations”: the unpaid principal of and outstanding interest due thereon, in addition to any unpaid post-petition interest (whether or not challenged) on the Holdco Guaranteed Loans made to the Borrower under the Credit Agreement, as and when payable hereunder by Holdings pursuant to paragraph 3; provided that, with respect to any Holdco Guaranteed Loan, the principal amount of such Holdco Guaranteed Loan that shall receive the benefit (and be included in the amount) of Holdco Guaranteed Loan Document Obligations shall be the Guaranteed Amount with respect to such Holdco Guaranteed Loan.

“Holdco Guaranteed Loans”: Term B-4-B Loans, Term B-5-B Loans, Term B-6-B Loans, Term B-7 Loans, the Revolving Facility Loans, the Swingline Loans and L/C Obligations and any Incremental Term Loan incurred or guaranteed after the Amendment Effective Date that is designated a Holdco Guaranteed Loan under the Incremental Assumption Agreement with respect thereto.

“Holdco Guaranteed Obligations”: (a) the Holdco Guaranteed Loan Document Obligations, (b) the Holdco Guaranteed Other Obligations and (c) the Swap Agreement Obligations.

“Holdco Guaranteed Other Obligations”: the unpaid principal of and, to the extent specified to be included as Holdco Guaranteed Other Obligations pursuant to the terms of the applicable Other Holdco Guaranteed Agreement, outstanding interest due thereon, in addition to any unpaid post-petition interest (whether or not challenged) on Indebtedness under any Other Holdco Guaranteed Agreement (“Holdco Other Debt”), as and when payable hereunder by Holdings pursuant to paragraph 3, that have been designated as Holdco Guaranteed Other Obligations pursuant to and in accordance with paragraph 34; provided that, with respect to any Holdco Other Debt, the principal amount of such Holdco Other Debt that shall receive the benefit (and be included in the amount) of Holdco Guaranteed Other Obligations shall be the Guaranteed Amount with respect to such Holdco Other Debt.

“Holdco Guaranteed Other Secured Obligations”: the Holdco Guaranteed Other Obligations under any Other Holdco Guaranteed Agreement, to the extent such Other Holdco Guaranteed Agreement provides that such Holdco Guaranteed Other Obligations are to be Holdco Guaranteed Secured Obligations hereunder.

“Holdco Guaranteed Secured Obligations”: (a) the Holdco Guaranteed Loan Document Obligations, (b) the Holdco Guaranteed Other Secured Obligations and (c) the Swap Agreement Obligations.

“Holdco Intercreditor Agreement”: with respect to any obligations in respect of Indebtedness to be incurred or guaranteed by Holdings, an intercreditor agreement to be entered into between the Agent and each Authorized Representative of any Other Holdco Guaranteed Parties, which agreement shall not be materially less favorable to the Credit Agreement Holdco Secured Parties vis-à-vis such pari passu Indebtedness, guarantee and Liens than the First Lien Intercreditor Agreement (as defined in the Credit Agreement) (as determined by the Borrower in good faith), or such other form reasonably acceptable to the Borrower and the Agent, as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Holdco Other Debt”: has the meaning assigned to such term in the definition of Holdco Guaranteed Other Obligations.

“Indebtedness”: Indebtedness for borrowed money.

“Intermediate Holding Company”: a new subsidiary of Holdings that is formed after the Amendment Effective Date and that owns after the Amendment Effective Date any assets that Holdings directly owns on the Amendment Effective Date.

“Liability Cap”: an amount equal to $3,000 million; provided, that, in Holdings’ sole discretion, the Liability Cap may be increased to a greater amount selected by Holdings in accordance with the Guaranteed Amount and the Permitted Amount, up to $3,500 million. If the Liability Cap in effect at any time is greater than $3,000 million, Holdings may elect to decrease the Liability Cap to any amount selected by Holdings in accordance with the Guaranteed Amount and the Permitted Amount not less than $3,000 million, so long as after giving effect to such reduction, Holdings would be in compliance with the covenant set forth in clause (k) of paragraph 13.

“Liquor Authorities”: in any jurisdiction in which the Borrower or any of its subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws”: the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Loan Documents”: means (a) the Credit Agreement, (b) all Other Holdco Guaranteed Agreements, (c) the Security Documents and (d) for purposes of paragraph 16 only, the Holdco Intercreditor Agreement.

“Loan Party”: each of Holdings, the Borrower, the Subsidiary Loan Parties and each other Subsidiary of the Borrower that is a party to the Credit Agreement or any other Loan Document as a pledgor or guarantor.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.

“Other Holdco Guaranteed Agreement”: any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument pursuant to which any Loan Party has or will incur Holdco Guaranteed Other Obligations.

“Other Holdco Guaranteed Parties”: collectively, the holders of Holdco Guaranteed Other Obligations and any Authorized Representative with respect thereto.

“Other Holdco Guaranteed Party Consent”: a consent substantially in the form of Exhibit I to this Agreement executed by the Authorized Representative of any holders of Holdco Guaranteed Other Obligations pursuant to paragraph 34.

“Other Holdco Secured Parties”: collectively, the holders of Holdco Guaranteed Other Secured Obligations and any Authorized Representative with respect thereto.

“Permitted Amount”: an amount equal to $6,000 million; provided that, if the Liability Cap is greater than $3,000 million at any time, the Permitted Amount shall mean an amount equal to (i) $6,000 million plus (ii) the amount by which the Liability Cap exceeds $3,000 million at such time multiplied by 4.7.

“Pledged Equity”: all of the Equity Interests of the Borrower listed on Schedule I hereto, together with all certificates, options or rights (including any additional Equity Interests of the Borrower) of any nature whatsoever that may be issued or granted by the Borrower to Holdings while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, and any and all collections on the foregoing or distributions with respect to the foregoing.

“Remedies”: all rights and remedies at law and in equity that the Agent or the Guaranteed Parties may have against the Borrower or any of its subsidiaries and its and their respective property to collect, or obtain payment of, the Holdco Guaranteed Obligations, including, without limitation, through foreclosure or similar proceedings, a chapter 11 case, a chapter 7 case or any other proceeding under a Debtor Relief Law with respect to the Borrower or any of its subsidiaries, litigation and collection on all applicable insurance policies, and termination of all commitments to advance additional funds to the Borrower under the Loan Documents (it being understood that, in the event of a chapter 11 case, the effective date of a plan of reorganization shall constitute the exhaustion of all Remedies).

“Required Amount”: an amount of Holdco Guaranteed Obligations equal to the Claim Amount owing to the Guaranteed Parties upon the exhaustion of all Remedies required by paragraph 3, subject to the limitations in paragraph 4 and as may be modified pursuant to paragraph 9.

“Requirement of Law”: with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations (including, without limitation, any Gaming Law) of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or which such Person or any of its property is subject.

“Secured Parties”: (a) the Credit Agreement Holdco Secured Parties, (b) the Other Holdco Secured Parties, (c) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Swap Agreement Obligations and (d) the successors and permitted assigns of each of the foregoing.

“Security Documents”: this Agreement and each other agreement entered into in favor of the Agent for purposes of securing any Series (as defined in the Holdco Intercreditor Agreement) of Holdco Guaranteed Secured Obligations (but with respect to the Holdco Guaranteed Secured Obligations of any Series, the term Security Documents shall not include any such agreement which by its terms is solely for the benefit of the holders of one or more other Series of Holdco Guaranteed Secured Obligations and not such Series of Holdco Guaranteed Secured Obligations).

“Swap Agreement Obligations”: the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of or following the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into (including, without limitation, the Swap Agreements referred to in Schedules 6.01, 6.04 and 6.07 to the 2008 Credit Agreement).

2. Guarantee. Subject to the terms and conditions set forth in this Agreement, Holdings hereby guarantees to the Agent for the benefit of the Guaranteed Parties the payment of the Required Amount of the Holdco Guaranteed Obligations. Holdings further agrees that the Holdco Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Holdco Guaranteed Obligation. As a condition to the enforcement of this Agreement, Holdings shall have received written notice of any failure by the Borrower to pay any Holdco Guaranteed Obligations to the Guaranteed Parties and notice of the exhaustion of all Remedies against the Borrower and its subsidiaries.

3. Guarantee of Collection and Not of Payment. (a) Notwithstanding any other provision of this Agreement or any Loan Document, this Agreement is a guaranty of collection and not of payment, and Holdings shall not be obligated to make any payment hereunder until each of the following is true: (a) the Borrower shall have failed to make a payment due to the Guaranteed Parties in respect of the Holdco Guaranteed Obligations after the Holdco Guaranteed Obligations shall have been accelerated, (b) the Guaranteed Parties shall have exhausted all Remedies and the Claim Amount shall have been determined, and (c) the Guaranteed Parties shall have failed to collect the full amount of the Holdco Guaranteed Obligations. In the event that Holdings is required to make a payment hereunder, the amount required shall be equal to the Required Amount of the Holdco Guaranteed Obligations, which shall be paid to the Agent for distribution to the Guaranteed Parties in accordance with their Holdco Guaranteed Obligations.

4. Maximum Liability. Notwithstanding any other term or condition of this Agreement or any Loan Document, it is understood and agreed that Holdings’ maximum liability under this Agreement or any Loan Document shall not exceed (x) the Liability Cap, minus (y) the sum of (i) any payments made by Holdings to any Guaranteed Party in respect of the Holdco Guaranteed Obligations paid in accordance with the terms hereof (including the last sentence of paragraph 3 hereof), plus (ii) any amount of proceeds collected or otherwise realized (including by way of set off) from Holdings by or on behalf of any Guaranteed Party, pursuant to, or in connection with, the Holdco Guaranteed Obligations.

5. No Limitations, Etc. (a) (a) Except for termination or release of Holdings’ obligations hereunder as expressly provided for in paragraph 27 and subject to paragraphs 2, 3 and 4, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Holdco Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, subject to paragraphs 2, 3 and 4, the obligations of Holdings hereunder shall not be discharged or impaired or otherwise affected by:

(i) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement;

(ii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Agent or any other Secured Party for the Holdco Guaranteed Obligations;

(iii) any default, failure or delay, willful or otherwise, in the performance of the Holdco Guaranteed Obligations;

(iv) any other act or omission that may or might in any manner or to any extent vary the risk of Holdings or otherwise operate as a discharge of Holdings as a matter of law or equity (other than the payment in full in cash of all the Holdco Guaranteed Obligations);

(v) any illegality, lack of validity or enforceability of any Holdco Guaranteed Obligation;

(vi) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Holdco Guaranteed Obligation (other than the payment in full in cash of all the Holdco Guaranteed Obligations);

(vii) the existence of any claim, set-off or other rights that Holdings may have at any time against the Borrower, the Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and

(viii) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or Holdings or any other guarantor or surety.

Subject to paragraphs 2, 3 and 4, Holdings expressly authorizes the Credit Agreement Holdco Secured Parties (or the Agent on behalf of the Credit Agreement Holdco Secured Parties) to take and hold security for the payment and performance of the Holdco Guaranteed Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Holdco Guaranteed Secured Obligations, all without affecting the obligations of Holdings hereunder.

(b) To the fullest extent permitted by applicable law, subject to paragraphs 2, 3 and 4, Holdings waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Holdco Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Holdco Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities). Subject to paragraphs 2, 3 and 4, the Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Holdco Guaranteed Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Holdco Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, subject to paragraphs 2, 3 and 4, Holdings waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any other Loan Party, as the case may be, or any security.

6. Reinstatement. Holdings agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Holdco Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise. For the avoidance of doubt, the bankruptcy, insolvency, or dissolution of, or the commencement of any case or proceeding under any bankruptcy, insolvency, or similar law in respect of, either Borrower or any of its subsidiaries shall (i) not require Holdings to make any payment under this Agreement until all of the conditions in Section 2 and Section 3 have been satisfied (including, without limitation, the exhaustion of all Remedies) and (ii) not constitute a Holdco Event of Default hereunder.

7. [Reserved].

8. Information. Holdings assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Holdco Guaranteed Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and agrees that none of the Agent or the other Guaranteed Parties will have any duty to advise Holdings of information known to it or any of them regarding such circumstances or risks.

9. Maximum Liability. Anything herein or in any Loan Document to the contrary notwithstanding, the maximum liability of Holdings hereunder shall in no event exceed the amount which can be guaranteed by Holdings under applicable federal and state laws relating to the insolvency of debtors.

10. Pledge, Grant of Security Interest. Holdings hereby transfers and grants to the Agent, for the benefit of the Secured Parties, a security interest in all of Holdings’ right, title and interest in the Collateral, as collateral security for the Holdco Guaranteed Secured Obligations.

11. Powers; Endorsements. Concurrently with the delivery to the Agent of each certificate representing Pledged Equity, Holdings shall deliver an undated stock power covering such certificate, duly executed in blank by Holdings.

12. Representations and Warranties. Holdings represents and warrants that as of the date hereof:

(a) the Pledged Equity listed on Schedule I constitutes all of the issued and outstanding Equity Interests of the Borrower issued to Holdings;

(b) all the shares of Pledged Equity have been duly and validly issued and are fully paid and nonassessable;

(c) Holdings is the record and beneficial owner of, and has good title to, the Pledged Equity listed on Schedule I to be pledged by Holdings, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement; and

(d) upon delivery of any certificates representing Pledged Equity duly endorsed in blank and the completion of the filings specified on Schedule II hereto, the Lien granted pursuant to this Agreement constitutes a valid, perfected and enforceable first priority Lien on the Collateral in favor of the Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

13. Covenants. Holdings covenants and agrees with the Agent for the benefit of the Credit Agreement Holdco Secured Parties that, from and after the date of this Agreement until (i) in the case of clauses (a) through (f), (j) and (k) below, the date of its termination pursuant to paragraph 27(a) and (ii) in the case of clauses (g), (h), (i) and (l) below, the earlier of the date of its termination pursuant to paragraph 27(a) and the date on which less than 15% of the aggregate principal amount of the Term B-7 Loans outstanding on the Amendment Effective Date remains outstanding:

(a) If Holdings shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, subject to applicable Gaming Laws, Holdings shall promptly deliver the same forthwith to the Agent in the exact form received, duly indorsed by Holdings to the Agent, if required, together with an undated power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by Holdings, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Holdco Guaranteed Secured Obligations. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Borrower shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Holdco Guaranteed Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Holdco Guaranteed Secured Obligations.

(b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Applicable Representative may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(c) Holdings agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(d) Holdings agrees promptly (and in any event within 10 days thereof, or such longer period of time as may be agreed by the Agent) to notify the Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Holdings agrees promptly to provide the Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Holdings agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral, for the benefit of the Secured Parties.

(e) Subject to the rights of Holdings hereunder to dispose of Collateral, Holdings shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Agent, for the benefit of the Secured Parties, in the Collateral and the priority thereof against any Lien that is not permitted hereunder.

(f) Holdings agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

(g) Holdings shall not (i) grant any Lien in respect of any of its assets to secure any Indebtedness (other than any junior Lien on any assets on which Holdings has granted a first priority lien to the Agent for the benefit of the Secured Parties to secure its obligations hereunder) or (ii) convey, sell, assign, transfer, lease or otherwise dispose of any assets directly held by it unless it receives consideration equal to at least the fair market value (as determined in good faith by Holdings) from a bona fide thirty party buyer of such disposed assets measured as of the date of such disposition.

(h) Holdings shall not incur any Indebtedness, or Guarantee Indebtedness of any other person, except (i) Indebtedness in an aggregate principal amount outstanding, together with the aggregate outstanding principal amount of the Holdco Guaranteed Obligations, not to exceed the Permitted Amount and/or (ii) Indebtedness that is contractually subordinated to Holdings’ obligations hereunder.

(i) Holdings shall not make any Restricted Payment to its equity holders; provided that Holdings may make Restricted Payments in an aggregate amount not to exceed $5.0 million.

(j) Holdings shall not provide to any holder of the Borrower’s bank or bond debt (i) outstanding on the Amendment Effective Date (other than the Holdco Guaranteed Obligations guaranteed hereunder) with respect to any Holdco Guaranteed Loan Document Obligations (other than the Term B-7 Loans) and (ii) outstanding on the Amendment Effective Date or incurred thereafter (other than the Holdco Guaranteed Obligations hereunder) with respect to the Term B-7 Loans, a guaranty of such debt that includes terms more favorable (as determined by Holdings in good faith) to such holder than the guaranty of the Holdco Guaranteed Loans outstanding on the Amendment Effective Date provided by Holdings hereunder, unless, in any such case, the Holdco Guaranteed Loans or Term B-7 Loans, as the case may be, outstanding on the Amendment Effective Date are provided with terms substantially consistent with such more favorable terms.

(k) The aggregate outstanding principal amount of the Holdco Guaranteed Obligations at any time of incurrence or grant of guarantee, together with the aggregate principal amount of Indebtedness of Holdings incurred pursuant to the foregoing clause (h)(i) outstanding at such time, shall not exceed the Permitted Amount at such time.

(l) Holdings shall not permit any Intermediate Holding Company to incur any Indebtedness, or Guarantee any Indebtedness of any other person, unless such Intermediate Holding Company shall guarantee the Holdco Guaranteed Obligations on the same terms as Holdings guarantees the Holdco Guaranteed Obligations pursuant to this Agreement. In the event any Intermediate Holding Company guarantees the Holdco Guaranteed Obligations pursuant to the previous sentence, such Intermediate Holding Company will be subject to the restrictions set forth in clauses (g) and (h) of this paragraph 13.

14. Dividends; Voting Rights; Interest Payments. Unless a Holdco Event of Default shall have occurred and be continuing and the Agent shall have given notice to Holdings of the Agent’s intent to exercise its rights pursuant to paragraph 15 below and subject to paragraphs 2, 3 and 4 above, Holdings shall be permitted to receive and retain, and to utilize free and clear of the Lien of this Agreement, all distributions made in respect of the Pledged Equity and to exercise all voting and other consensual rights and powers inuring to an owner of such Pledged Equity, provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Credit Agreement, any Other Holdco Guaranteed Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

15. Rights of the Lenders and the Agent. (a) If a Holdco Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise its rights hereunder to Holdings, subject to applicable Gaming Laws and subject to paragraphs 2, 3 and 4, (i) the Agent shall have the right to receive any and all distributions paid in respect of the Pledged Equity and make application thereof to the Holdco Guaranteed Secured Obligations in a manner consistent with paragraph 16 (other than cash distributions made to Holdings permitted by Section 6.06(b) of the Credit Agreement and not prohibited by any Other Holdco Guaranteed Agreement, without duplication, which such distributions may be received and retained by Holdings), and (ii) all shares of the Pledged Equity shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting and other consensual rights and powers pertaining to such shares of the Pledged Equity at any meeting of the board of directors of the Borrower or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Borrower, or upon the exercise by Holdings or the Agent of any right, privilege or option pertaining to such shares of the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Agent shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Neither the Agent nor any Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except to the extent that such failure constitutes gross negligence or willful misconduct, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or any other Person or, subject to paragraphs 2, 3 and 4, to take any other action whatsoever with regard to the Collateral or any part thereof.

16. Remedies. If a Holdco Event of Default shall occur and be continuing and the Agent shall have given notice of its intent to exercise its rights hereunder to Holdings, subject to paragraphs 2, 3 and 4, the Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Holdco Guaranteed Secured Obligations, all rights and remedies of a secured party under the New York UCC or applicable law. Subject to paragraphs 2, 3 and 4, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below and any notice referred to in the preceding sentence) to or upon Holdings, the Borrower, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker’s board or office of the Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Holdings, which right or equity is hereby waived or released. The Agent shall hold any Proceeds hereunder for the benefit of the Secured Parties as collateral security for the Holdco Guaranteed Secured Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Agent, be applied by the Agent against the Holdco Guaranteed Secured Obligations then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Holdco Guaranteed Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder or under any other Loan Document on behalf of Holdings and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment of all Holdco Guaranteed Secured Obligations (the amounts so applied to be distributed pro rata among the Secured Parties in accordance with the amounts of the Holdco Guaranteed Secured Obligations owed to them on the date of any such distribution); and

THIRD, to Holdings or its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

To the extent permitted by applicable law, subject to paragraphs 2, 3 and 4, Holdings waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

17. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to paragraph 16 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Equity or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable Gaming Laws, Holdings will use its commercially reasonable efforts to take or to cause the Borrower to take such action and prepare, distribute and/or file such documents, as required or advisable in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Equity.

(b) Holdings recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Holdings acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

(c) Holdings further agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this paragraph 17 valid and binding and in compliance with any and all other applicable Requirements of Law. Holdings will bear all costs and expenses of carrying out its obligations under this paragraph 17. Holdings acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this paragraph 17 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this paragraph 17 may be specifically enforced.

18. Limitation on Duties Regarding Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent nor any Secured Party nor their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or otherwise.

19. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22. No Waiver; Cumulative Remedies. Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph 23 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

23. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by Holdings and the Agent, with the consent of Credit Agreement Holdco Secured Parties holding a majority in aggregate principal amount of the Holdco Guaranteed Loans (or, in the case of clauses (g), (h), (i) and (l) of paragraph 13, the Credit Agreement Holdco Secured Parties holding a majority in aggregate principal amount of Term B-7 Loans), and subject to any consent required by, but only to the extent required by, any equivalent provision in each applicable Other Holdco Guaranteed Agreement or, in each case, as otherwise provided in the Holdco Intercreditor Agreement. The Agent may conclusively rely on a certificate of an officer of Holdings as to whether any amendment contemplated by this paragraph 23 is permitted. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agent and the Secured Parties and their respective permitted successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

24. Notices. Notices by the Agent to Holdings or the Borrower may be given to such person at its address or transmission number and in the manner as set forth in Section 9.01(a) of the Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Other Holdco Guaranteed Agreements, at its address set forth in the Other Holdco Guaranteed Party Consent or in the Holdco Intercreditor Agreement, as such address may be changed by written notice to the Agent and the Borrower.

25. [Reserved].

26. Authority of Agent. Holdings acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement, each Other Holdco Guaranteed Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and Holdings, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither Holdings nor the Borrower shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

27. Termination or Release. (a) This Agreement, the pledges and guarantees made herein, the Liens in the Collateral created hereby and all other security interests granted hereby, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings, as of the date when all the Holdco Guaranteed Obligations, with respect to the guaranty by Holdings, and the date when all the Holdco Guaranteed Secured Obligations, with respect to the pledge, liens and all other obligations (in each case other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; provided that, upon payment in full of the Holdco Guaranteed Obligations, the Agent may assume that no Holdco Guaranteed Obligations are outstanding unless otherwise advised in writing by the Borrower.

(b) (i) Upon any sale or other transfer by Holdings of any Collateral that is not prohibited by this Agreement, or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral by the Agent, with the consent of Credit Agreement Holdco Secured Parties holding a majority in aggregate principal amount of the Holdco Guaranteed Loans, and, after the termination of the Credit Agreement and the Holdco Intercreditor Agreement, any equivalent provision of any applicable Other Holdco Guaranteed Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Paragraph 27, the Agent shall execute and deliver to Holdings, at Holdings’ expense, all documents that Holdings shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to Holdings, such of the Pledged Equity that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Paragraph 27 shall be without recourse to or warranty by the Agent.

28. Financing Statements. Holdings hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the New York UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether Holdings is an organization, the type of organization and any organizational identification number issued to Holdings and (ii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral.

29. [Reserved].

30. Compliance with Gaming Laws. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(a) the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws;

(b) the pledge of the Pledged Equity, and any restrictions on the transfer of and agreements not to encumber the Pledged Equity or other equity securities of the Borrower, pursuant to this Agreement and any other Loan Documents, are subject to the prior approval of the Nevada and Iowa Gaming Authorities, respectively, and this Agreement, the pledge of the Pledged Equity and any future amendment hereof will not be effective without the prior approval of such Nevada and Iowa Gaming Authorities, and no certificates evidencing the Pledged Equity may be delivered to the Agent until such approval has been obtained;

(c) in the event that the Agent exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Equity, including without limitation, foreclosure or transfer of any interest therein (except back to Holdings), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in the Pledged Equity, such action will require the separate and prior approval of the Nevada and Iowa Gaming Authorities unless such licensing requirement is waived thereby;

(d) the Agent, and any custodial agent of Agent in the State of Nevada or in the State of Iowa, will be required to comply with the conditions, if any, imposed by the Nevada and Iowa Gaming Authorities, respectively, in connection with their approval of the pledge granted hereunder, and the requirements that the Agent or its custodial agent maintain the certificates evidencing the Pledged Equity at a location in Nevada designated to the Nevada Gaming Authorities, and that the Agent or its custodial agent permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours;

(e) neither the Agent nor any custodial agent of the Agent will be permitted to surrender possession of any Pledged Equity to any person other than Holdings without the prior approval of the Nevada and Iowa Gaming Authorities or as otherwise permitted by the Gaming Laws;

(f) any approval of the Nevada and Iowa Gaming Authorities of this Agreement, or any amendment hereto, does not constitute approval, either express or implied, of the Agent to take any actions provided for in this Agreement, for which separate approval by the Nevada and Iowa Gaming Authorities may be required by the Gaming Laws; and

(g) the Agent, the Secured Parties and their respective successors and assigns are subject to being called forward by the Nevada and Iowa Gaming Authorities, in their sole and absolute discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement and the other Loan Documents.

31. Limitation on Rights and Remedies of Agent and Holdings. Notwithstanding anything in this Agreement to the contrary, the Agent, on behalf of the Secured Parties, and Holdings agree that they shall comply with all applicable laws and all applicable rules and regulations of the Illinois Gaming Authority, including Illinois Gaming Laws, in connection with their exercise of rights and remedies hereunder, including, without limitation, foreclosure or transfer of any interest in the Pledge Equity (except back to Holdings) or voting (or otherwise taking control of) any interest in the Pledged Equity. As and when required, the Agent, on behalf of the Secured Parties, shall seek and obtain all approvals, licenses and consents from the Illinois Gaming Authority required in connection with the exercise of any right or remedy prior to the exercise thereof.

32. Counterparts. This Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

33. Subject to Holdco Intercreditor Agreement. Notwithstanding anything herein to the contrary, after the entry into a Holdco Intercreditor Agreement (i) the liens and security interests granted on Collateral to the Agent pursuant to this Agreement are expressly subject to the Holdco Intercreditor Agreement and (ii) the exercise of any right or remedy by the Agent hereunder with respect to Collateral is subject to the limitations and provisions of the Holdco Intercreditor Agreement. In the event of any conflict between the terms of the Holdco Intercreditor Agreement and the terms of this Agreement with respect to Collateral, the terms of the Holdco Intercreditor Agreement shall govern.

34. Holdco Guarantee of Other Guaranteed Obligations. On or after the date hereof and so long as such obligations are permitted to be guaranteed by Holdings pursuant to paragraph 13(k) of this Agreement, Holdings may from time to time designate obligations in respect of Indebtedness to be guaranteed and, if applicable, secured on a pari passu basis with the Holdco Guaranteed Obligations as Holdco Guaranteed Other Obligations hereunder by delivering to the Agent and each Authorized Representative (a) a certificate signed by a Responsible Officer of Holdings (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof on such date and the Guaranteed Amount in respect thereof, (ii) stating that such obligations are designated as Holdco Guaranteed Other Obligations for purposes hereof, (iii) representing that such designation of such obligations as Holdco Guaranteed Other Obligations complies with the terms of this Agreement and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Other Holdco Guaranteed Party Consent (in the form attached as Exhibit I). The Agent and each

Authorized Representative agree that upon the satisfaction of all conditions set forth in the preceding sentence, the Agent shall act as agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Holdco Guaranteed Other Secured Obligations, and the Agent and each Authorized Representative agree to the appointment, and acceptance of the appointment, of the Agent as agent for the holders of such Holdco Guaranteed Other Secured Obligations as set forth in each Other Holdco Guaranteed Party Consent and agree, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the Holdco Intercreditor Agreement.

Notwithstanding anything to the contrary herein or in any Loan Document, Holdings and the Agent may, without the consent of any Guaranteed Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Other Holdco Guaranteed Obligations and/or Other Holdco Guaranteed Secured Obligations. In addition, each party hereto agrees that Authorized Representatives of any class of Holdco Guaranteed Obligations and/or Holdco Guaranteed Secured Obligations, may enter into intercreditor agreements (or similar arrangements) with Authorized Representatives of other classes of Holdco Guaranteed Obligations and/or Holdco Guaranteed Secured Obligations governing the rights, benefits and privileges as among such classes, as the case may be, in respect of the Holdco Guaranteed Obligations, including as to application of proceeds of the Holdco Guaranteed Obligations, voting rights and other terms, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.

35. Application of Gaming Laws. This Agreement and the Other Holdco Guaranteed Agreements are subject to Gaming Laws. Without limiting the foregoing, the Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the Other Holdco Guaranteed Agreements, including with respect to the Collateral and the ownership and operation of facilities, may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals, if any, (including prior approvals) are obtained from the relevant Gaming Authorities and Liquor Authorities.

36. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAH 36.

37. Jurisdiction, Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that Holdings agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Guaranteed Parties who would be affected by any such action or proceeding have more contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against Holdings in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude Holdings from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York Courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 Credit Agreement or any equivalent provision of any Other Holdco Guaranteed Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Donald Colvin
Name: Donald Colvin
Title: Executive Vice President and Chief
Financial Officer

[Signature Page to the Guaranty and Pledge Agreement]

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Authorized Signatory

By:	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

[Signature Page to the Guaranty and Pledge Agreement]

SCHEDULE I

To Guaranty and Pledge Agreement

DESCRIPTION OF PLEDGED EQUITY

Pledgor	Issuer	Certificate No.	No. of Shares	Percentage of Issued Shares
Caesars Entertainment Corporation	Caesars Entertainment Operating Company, Inc.	20	1,293,900	89.3%

SCHEDULE II

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

UCC Financing statement describing the Collateral filed in the Delaware Secretary of State naming Caesars Entertainment Corporation as debtor and the Agent as secured party.

Exhibit I

to Guaranty and Pledge Agreement

[Form of]

OTHER HOLDCO GUARANTEED PARTY CONSENT

[Name of Other Holdco Guaranteed Party]

[Address of Other Holdco Guaranteed Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Guaranteed Parties (the “New Guaranteed Parties”) under the Guaranty and Pledge Agreement dated as of July 25, 2014 (as heretofore amended and/or supplemented, the “Guaranty and Pledge Agreement” (terms used without definition herein have the meanings assigned to such term in the Guaranty and Pledge Agreement)) among Caesars Entertainment Corporation and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (the “Agent”).

In consideration of the foregoing, the undersigned hereby:

(i) [represents that the Authorized Representative has been duly authorized by the New Guaranteed Parties to become a party to the Holdco Intercreditor Agreement on behalf of the New Guaranteed Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Guaranteed Obligation”) and to act as the Authorized Representative for the New Guaranteed Parties;

(ii) designates the New Guaranteed Obligation as Holdco Guaranteed Other Obligations [and Holdco Guaranteed Other Secured Obligations] under the Guaranty and Pledge Agreement;

(iii) acknowledges that the Authorized Representative has received a copy of the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement;

(iv) appoints and authorizes the Agent to take such action as agent on its behalf and on behalf of all other Guaranteed Parties and to exercise such powers under the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(v) accepts and acknowledges the terms of the Holdco Intercreditor Agreement applicable to it and the New Guaranteed Parties and agrees to serve as Authorized Representative for the New Guaranteed Parties with respect to the New

Guaranteed Obligations and agrees on its own behalf and on behalf of the New Guaranteed Parties to be bound by the terms thereof applicable to holders of Holdco Guaranteed Other Obligations, with all the rights and obligations of a Guaranteed Party [and Secured Party] thereunder and bound by all the provisions thereof as fully as if it had been a Guaranteed Party [and a Secured Party] on the effective date of the Holdco Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement shall be as follows:

[Address]

(vi) confirms the authority of the Agent to enter into such agreements on its behalf and on behalf of the New Guaranteed Parties and agrees on its own behalf and on behalf of the New Guaranteed Parties to be bound by the terms thereof applicable to it and the New Guaranteed Parties as fully as if it had been a party to each such agreement on behalf of itself and the New Guaranteed Parties.

The Agent, by acknowledging and agreeing to this Other Holdco Guaranteed Party Consent, accepts the appointment set forth in clause (iii) above.

THIS OTHER GUARANTEED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.